CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Registration Statement on Form S-1 of our report dated November 6, 1997, relating to the audited financial statements of Northwest Pacifica, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.








                              BETTY E. VEVEIROS, CPA
                              Certified Public Accountants



Clackamas, Oregon
December 2, 1997